UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

WILLIAMS CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 SW 72nd Avenue, Portland, Oregon 97224

(Address of principal executive offices) (Zip Code)

(503) 684-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2012, Williams Controls, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Curtiss-Wright Controls, Inc. (“Curtiss-Wright”), a Delaware corporation, and Columbia Acquisition Sub, Inc. (“Acquisition Sub”), a Delaware corporation and a wholly owned subsidiary of Curtiss-Wright.

Under the terms of the Merger Agreement, Acquisition Sub will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (“Common Stock”), at a purchase price of $15.42 per share, without interest, net to the seller in cash (such tender offer, the “Offer” and such purchase price, the “Offer Price”). The Merger Agreement provides that the Offer will expire 20 business days following the commencement of the Offer, subject to certain extension rights and obligations set forth in the Merger Agreement, provided that the Offer must be completed, if at all, on or prior to December 31, 2012.

The Offer is conditioned upon, among other things, there being validly tendered in the Offer shares of Common Stock that, together with shares of Common Stock owned by Curtiss-Wright, Acquisition Sub or any of their respective affiliates (the “Curtiss-Wright Group”), represent a majority of the outstanding Common Stock on a fully diluted basis (the “Minimum Tender Condition”). The Offer is also subject to certain other conditions, including (i) that certain representations and warranties of the Company set forth in the Merger Agreement are true and correct and continue to be true and correct as of the expiration of the Offer; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the Company will have complied with in all material respects its obligations under the Merger Agreement; and (iv) the absence of certain legal impediments and other customary closing conditions. The date of payment for shares of Common Stock accepted for payment pursuant to and subject to the Offer conditions is referred to as the “Offer Closing.”

The Merger Agreement provides, among other things, that subject to certain terms and conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”). The date and time at which the Merger becomes effective is the “Effective Time,” which may occur at any time following the Offer Closing but no later than March 31, 2012. At and following the Effective Time, the separate corporate existence of Acquisition Sub will cease, and the Company will continue as the surviving corporation in the Merger. As a result of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by the Curtiss-Wright Group or the Company, held in the Company’s treasury, or held by stockholders who are entitled to assert, and who properly assert, dissenters’ rights) that is not tendered pursuant to the Offer will be converted into the right to receive, as merger consideration, an amount in cash equal to the Offer Price, without interest. The closing of the Merger is subject to approval of the Merger by the holders of a majority of the Common Stock; however, the parties have agreed that if, after the purchase of the Common Stock pursuant to the Offer and after giving effect to any shares purchased pursuant to the Merger Agreement provision described in the next paragraph, Curtiss-Wright and its subsidiaries own at least 90% of the outstanding Common Stock, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, Curtiss-Wright will execute a “short-form” Merger pursuant to applicable Delaware General Corporation Law, which will not require the consent of the Company’s stockholders. The Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Acquisition Sub of all the shares of Common Stock validly tendered pursuant to the Offer.

Pursuant to the Merger Agreement, if the Minimum Tender Condition is satisfied but the 90% threshold referred to in the preceding paragraph is not, the Company will issue to Acquisition Sub, and Acquisition Sub will purchase (the “Top-Up”), at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock (the “Top-Up Shares”) that, when added to the number of shares of Common Stock directly or indirectly owned by Acquisition Sub at the time of the closing of the purchase of Top-Up Shares (after giving effect to the Offer Closing), will constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up may not be exercised (i) to purchase an amount of Top-Up Shares in excess of the number of shares of Common Stock that can be issued without the Company being obligated to obtain stockholder approval pursuant to NYSE Rule 312.03(c), (ii) unless the Offer Closing will have occurred and (iii) unless, immediately after such exercise, Curtiss-Wright and its subsidiaries would own more than 90% of the Common Stock then outstanding on a fully diluted basis.

Pursuant to the Merger Agreement, if the 90% threshold referred to in the two preceding paragraphs is not satisfied and the Top-Up is not permitted under applicable law or the terms of the Merger Agreement, the Company will cause a special meeting of the Company’s stockholders for the purpose of voting on the adoption of the Merger Agreement and the approval of the Merger.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among other things, covenants not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, except with respect to discussions or negotiations with persons related to bona fide, unsolicited written acquisition proposals, and subject to certain limited exceptions to permit the Company’s board of directors to comply with its fiduciary duties.

Effective upon the Offer Closing and from time to time thereafter, pursuant to the Merger Agreement, Acquisition Sub will be entitled to designate the number of directors on the Company’s board of directors up to the number of directors, rounded to the nearest whole number constituting at least a majority of the directors, as will give the Acquisition Sub representation on the board equal to the product of (i) the total number of directors on the Company’s board of directors, and (ii) the percentage that the number of shares of Common Stock beneficially owned by Curtiss-Wright and/or Acquisition Sub immediately following the Offer Closing bears to the total number of shares of Common Stock outstanding. The Company will use reasonable best efforts to, upon Curtiss-Wright’s election, either increase the size of the Company’s board of directors or seek and accept the resignation of such number of directors as is necessary to enable Curtiss-Wright’s designees to be elected to the Company’ board of directors and to cause Curtiss-Wright’s designees to be so elected. At such times, the Company will cause individuals designated by Curtiss-Wright to constitute the number of members of each committee of the Company’s board of directors, rounded up to the next whole number, that represents the same percentage as such individuals represent on the Company’s board of directors, other than any committee of the Company’s board of directors established to take action under the Merger Agreement which committee will be composed only of independent directors.

The Merger Agreement contains certain termination rights for the Company and Curtiss-Wright, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be obliged to pay Curtiss-Wright a termination fee of $4,173,750.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the

Company in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

The consummation of the Offer will result in an acceleration of the vesting of all outstanding and previously unvested restricted stock awards issued pursuant to the Company’s Restated 2010 Stock Option Plan and the 2010 Restated Formula Stock Option for Non-Employee Directors. The consummation of the Offer will also result in the payment by Company of a one-time cash bonus of $293,604.08 to Dennis E. Bunday, Chief Financial Officer of the Company, pursuant to a Letter Agreement between Mr. Bunday and the Company, and a one-time cash bonus of $516,000 to Patrick W. Cavanagh, Chief Executive Officer of the Company, pursuant to a Letter Agreement between Mr. Cavanagh and the Company. The terms of the Letter Agreement with Mr. Bunday and Mr. Cavanagh condition payment of the one-time cash bonus on commencement of the Offer.

A copy of the Merger Agreement is provided with this report solely to inform investors of its terms. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Curtiss-Wright and Acquisition Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by certain disclosures not contained in the Merger Agreement that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Curtiss-Wright and Acquisition Sub, on the other hand. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Curtiss-Wright or Acquisition Sub at the time they were made or otherwise.

The Company knows of no material relationship between the Company and Curtiss-Wright or Acquisition Sub other than with respect to the Merger Agreement and the following:

(i) Company and Curtiss-Wright are parties to an exclusivity agreement related to the Company’s pursuit of alternative transactions to the Merger.

Item 3.01	Unregistered Sales of Equity Securities.

In connection with the Company’s entry into the Merger Agreement, the Company granted to Acquisition Sub the Top-Up option, which under certain circumstances would permit Acquisition Sub to purchase, at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock that, when added to the number of shares of Common Stock directly or indirectly owned by Curtiss-Wright and its subsidiaries at the time of the closing of the purchase of Top-Up Shares (after giving effect to the Offer Closing), will constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up may not be exercised (i) to purchase an amount of Top-Up Shares in excess of the number of shares of Company Common Stock that can be issued without the Company being obligated to obtain stockholder approval pursuant to NYSE Rule 312.03(c), (ii) unless the Offer Closing will have occurred and (iii) unless, immediately after such exercise, Curtiss-Wright and its subsidiaries would own more than 90% of the Common Stock then outstanding on a fully diluted basis.

Item 3.03	Material Modification to Rights of Security Holders.

The consummation of the Offer will result in an acceleration of the vesting of all previously issued but unvested restricted stock awards issued pursuant to the Company’s Restated 2010 Stock Option Plan and the 2010 Restated Formula Stock Option for Non-Employee Directors.

Item 8.01.	Other Matters

On October 31, 2012, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This current report is not an offer to purchase or a solicitation of an offer to sell any securities of the Company. The Offer has not yet been commenced. Upon commencement of the Offer, Curtiss-Wright and Acquisition Sub will file a Tender Offer Statement on Schedule TO containing an offer to purchase and related materials, and the Company will mail to the Company’s stockholders a solicitation/recommendation statement with respect to the Offer on Schedule 14D-9. The Company’s stockholders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the Offer. The Company’s stockholders may obtain a free copy of these materials (when available) and other documents filed by Curtiss-Wright, Acquisition Sub or the Company with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials, the solicitation/recommendation statement, the Schedule TO, and the Schedule 14D-9 may also be obtained (when available) for free by contacting the information agent for the Offer (when one is selected).

Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements. These statements are not guarantees of future performance or assurances of an expected course of action, and therefore, readers should not put undue reliance upon them. Some of the statements that are forward-looking include statements of belief or intent predicated on the Company’s expectations for future revenues and strategic opportunities. There are a large number of factors that can cause the Company to deviate from plans or to fall short of expectations. As to the forward-looking matters contained in this release, factors that can cause such changes include our ability to respond timely and in accordance with the laws applicable to the Company and its board of directors. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2011, and quarterly and current reports on Form 10-Q and 8-K. Please note that forward-looking statements are current as of today. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Merger Agreement dated October 31, 2012.

10.1	Letter Agreement between Williams Controls, Inc. and Dennis E. Bunday dated October 30, 2012.

10.2	Letter Agreement between Williams Controls, Inc. and Patrick W. Cavanagh dated October 30, 2012.

99.1	Press Release dated November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2012

Williams Controls, Inc.

By:	/s/ Dennis E. Bunday
Dennis E. Bunday
Chief Financial Officer
(Principal Financial and Accounting Officer)